UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 28, 2015

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

TWENTY-FIRST CENTURY FOX, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On September 29, 2015, Twenty-First Century Fox, Inc. (the “Company”) announced that it entered into a Nomination Agreement dated September 28, 2015 (the “Nomination Agreement”) with ValueAct Capital Master Fund L.P., VA Partners I, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC, Volpe Velox, L.P., Volpe Velox, LLC and Jeffrey W. Ubben (collectively, the “ValueAct Group”). The ValueAct Group currently beneficially owns approximately 5.9% of the Company’s outstanding Class B Common Stock.

Pursuant to the Nomination Agreement, and subject to the conditions set forth therein, the Company agreed to nominate Mr. Ubben, the Founder, Chief Executive Officer and Chief Investment Officer of ValueAct Capital, for election to the Company’s Board of Directors (the “Board”) at the Company’s annual meeting of stockholders to be held in 2015 (the “2015 Annual Meeting).

Subject to certain exceptions, if at any time the ValueAct Group ceases to own at least 5% of the outstanding Class B Common Stock of the Company, the Company will no longer be required to nominate Mr. Ubben for election at the 2015 Annual Meeting and, if he previously joined the Board, Mr. Ubben will be required to resign from the Board. Under the Nomination Agreement, in the event that Mr. Ubben no longer serves as a Company director prior to the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting) due to his death or disability, the Company and the ValueAct Group shall work together to nominate a mutually acceptable replacement so long as the ValueAct Group continues to own at least 5% of the Company’s outstanding Class B Common Stock.

For the duration of the Standstill Period (as defined below), the ValueAct Group has agreed, among other things, that it will not: (i) in any way participate in any “solicitation” of proxies, or advise, encourage or influence any person with respect to the voting of any securities of the Company with respect to the election of individuals to the Board or approval of any stockholder proposals, make or be a proponent of any stockholder proposal or initiate, encourage or participate in any “withhold” or similar campaign; (ii) in any way participate in any group (within the meaning of Section 13(d) of the Exchange Act) with any persons who are not ValueAct affiliates with respect to the Company’s securities; (iii) acquire any beneficial or other ownership interest of (A) 7.0% or more of the Company’s Class B Common Stock outstanding at such time or (B) 7.0% or more of the Company’s Class A Common Stock outstanding at such time; (iv) knowingly sell the securities of the Company to any person or entity that would own more than 4.9% of the outstanding shares of the Company’s Class B Common Stock or 4.9% of the outstanding shares of the Company’s Class A Common Stock following such transaction; (v) effect or seek to effect any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of material assets, liquidation, dissolution or other extraordinary transaction involving the Company, or frustrate or seek to frustrate any extraordinary transaction proposed or endorsed by the Company, or make any public statement with respect to an extraordinary transaction; (vi) engage in any short sale or similar derivative transaction related to the market price or value of the Company’s securities; (vii) call or seek to call any meeting of stockholders, nominate any candidate to the Board, seek the removal of any member of the Board, seek to act by written consent, or make a request for any stockholder list or other Company books and records; (viii) support or make any proposal that constitutes advising, controlling, changing or influencing the Board or management of the Company, any material change in the capitalization, stock repurchase programs and practices, capital or asset allocation programs and practices or dividend policy of the

Company, seeking to have the Company waive or amend its governance documents, or causing any class of securities of the Company to become eligible for deregistration; (ix) make any statement or announcement that constitutes an attack on or otherwise disparages the Company, any of the Company’s affiliates or any of the Company’s past, present or future officers or directors appointed during the term of the Nomination Agreement; (x) other than to enforce the Nomination Agreement or indemnification obligations of the Company to its directors, institute, solicit or assist or join as a party (or threaten any of the foregoing) any action, complaint, litigation, arbitration or similar proceeding against, or to which the Company, the Company’s affiliates or any of their respective past, present or future directors, officers or employees appointed during the term of the Nomination Agreement is a party; (xi) make any public disclosure, announcement or statement regarding a plan or proposal with respect to the Company; (xii) enter into any discussions, negotiations, agreements, or understandings with any third party to take any action with respect to any of the foregoing; or (xii) request, directly or indirectly, any amendment or waiver of the foregoing.

During the Standstill Period, the restrictions described above will not be deemed to prohibit (i) the ValueAct Group from communicating privately with the Company’s directors or officers, so long as such communications are not intended to and would not be reasonably expected to require any public disclosure of such communications or (ii) Mr. Ubben from acting solely in his capacity as a director of the Company consistent with his fiduciary duties in such capacity. The ValueAct Group has further agreed to the restrictions described above as applied to any and all of the Company’s subsidiaries and any and all entities in which the Company, directly or indirectly, beneficially owns at least 20% of such entity’s outstanding capital stock.

The “Standstill Period” means the period commencing on September 28, 2015 and terminating at 12:01 a.m. on the day following the earliest of (i) the date of the 2016 Annual Meeting, (ii) the date that is 90 days after the death or disability of Mr. Ubben (or a replacement director designated by the ValueAct Group), and (iii) the date that is 30 days following a material breach of certain of the Company’s obligations under the Nomination Agreement.

The Nomination Agreement terminates on the earlier of: (i) the mutual written agreement of the ValueAct Group and the Company and (ii) the day following the final day of the Standstill Period.

The foregoing summary of the Nomination Agreement is not complete and is subject to, and qualified in its entirety by, the text of the Nomination Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the execution of the Nomination Agreement, the Company entered into a Confidentiality Agreement with the members of the ValueAct Group which shall become effective as of September 28, 2015.

On September 29, 2015, the Company issued a press release relating to the nomination of Mr. Ubben to the Board, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1	Nomination Agreement dated September 28, 2015 by and among the ValueAct Group and Twenty-First Century Fox, Inc.

99.2	Press release of Twenty-First Century Fox, Inc., dated September 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC. (REGISTRANT)

By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy Group General Counsel

Dated: September 29, 2015

Exhibit Index

Exhibit No.	Description

99.1	Nomination Agreement dated September 28, 2015 by and among the ValueAct Group and Twenty-First Century Fox, Inc.

99.2	Press release of Twenty-First Century Fox, Inc., dated September 29, 2015.